UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

Sadhana Equity Investment, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-52188	20-5122076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

854 NE 78th Street
Boca Raton, Florida 33487
(Address of Principal Executive Offices including Zip Code)

(831) 603-6539
(Registrant's Telephone Number, including Area Code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)  Previous Independent Registered Public Accounting Firm.

On March 5, 2007, Sadhana Equity Investment, Inc. (the “Company”) dismissed Sherb & Co., LLP as its independent registered public accounting firm. The Company’s Board of Directors has approved the decision to change the Company’s independent registered public accounting firm to Moore & Associates, Chartered.

The report of Sherb & Co., LLP on the balance sheet of Sadhana Equity Investment, Inc. as of July 31, 2006, and the related statements of operations, shareholder’s deficiency and cash flows for the period July 5, 2006 (inception) through July 31, 2006 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sherb & Co., LLP, would have caused Sherb & Co., LLP to make reference thereto in its report on the Company’s financial statements.

The Company has requested that Sherb & Co., LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated March 5, 2007, is attached as Exhibit 16.1 to this Form 8-K.

(b)  New Independent Registered Public Accounting Firm.

On March 5, 2007, the Company engaged Moore & Associates, Chartered as its independent registered public accounting firm for the fiscal year ending December 31, 2006. The Company has not previously consulted with Moore & Associates, Chartered on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure regarding the Company.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

16.1	Letter dated March 5, 2007 from Sherb & Co., LLP to the Securities and Exchange Commission regarding statements included in this report on Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SADHANA EQUITY INVESTMENT, INC.

(Registrant)

Dated: March 5, 2007

By:  /s/ Ellen J. Talles
Ellen J. Talles
President

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Sadhana Equity Investment, Inc.

Index to Exhibits

Exhibit Number	Description

16.1	Letter dated March 5, 2007 from Sherb & Co., LLP to the Securities and Exchange Commission regarding statements included in this report on Form 8-K